Cane & Associates, LLP		3273 E. Warm Springs Rd. Las Vegas, NV 89120
Kyleen E. Cane*	Chad Wiener+	Telephone: 702-312-6255
Facsimile: 702-944-7100
Email: kcane@kcanelaw.com

October 8, 2004

Chubasco Resources Corp.
509 - 4438 West 10th Avenue
Vancouver, B.C. Canada V6R 4R8

Re:     Chubasco Resources Corp., Registration Statement on Form SB-2

Ladies and Gentlemen:

We have acted as counsel for Chubasco Resources Corp., a Nevada corporation (the "Company"), in connection with the preparation of the registration statement on Form SB-2 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of 3,216,500 shares of the Company’s common stock.

In rendering the opinion set forth below, we have reviewed: (a) the Registration Statement and the exhibits attached thereto dated September 24, 2004; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact, as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, we are of the opinion that the common stock to be sold by the selling shareholders is validly issued, fully paid and non-assessable. This opinion is based on Nevada general corporate law.

Very truly yours,

CANE & ASSOCIATES, LLP

/s/ Kyleen Cane
Kyleen E. Cane, Attorney and
Managing Member

*Licensed Nevada, California, Washington and Hawaii Bars;
+ Illinois and Wisconsin State Bars

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Chubasco Resources Corp.
October 8, 2004

_________________________________________________________________________________________________________________________

We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to all references to this Firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement.

Very truly yours,

CANE & ASSOCIATES, LLP

/s/ Kyleen Cane
Kyleen E. Cane, Attorney and
Managing Member

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